                      CSXT TRADE RECEIVABLES MASTER TRUST
                      Monthly Distribution Date Statement
                                 Series 1998-1


Due Period:  June 2001

I.   Original Deal Parameters
-----------------------------
(a)  Pool Balance                                                             705,106,000
(b)  Initial Invested Amount                                                  300,000,000
(c)  Original Investor Allocation Percentage                                        71.90%
(d)  Certificate Rate                                                                6.00%
(e)  Servicing Fee per Annum                                                         0.25%
(f)  Original Required Subordinated Amount                                     49,676,362

II.  Allocation Percentages
---------------------------
(a)  Series Allocation Percentage                                                   60.00%
(b)  Investor Allocation Percentage                                                 82.85%
(c)  Investor Ownership Percentage                                                  30.83%

III. Receivables in the Trust
-----------------------------
(a)  Pool Balance at end of month                                             973,218,000
(b)  Interline Payables                                                       181,597,000
(c)  Receivables 91+ days past invoice                                         78,763,000
(d)  Ineligible Receivables                                                             0
(e)  Overconcentrated Amount                                                            0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]               712,858,000
(g)  Unallocated Collections                                                            0
(h)  Net Series Pool Balance [(f) * II.(a)]                                   427,715,085
(i)  Series Allocation Percentage * Unallocated
     Collections [(g) * II.(a)]                                                         0
(j)  Required Net Series Pool Balance [VI.(f) below]                          354,377,399

IV.  Monthly Activity
---------------------
(a)  Pool Balance at beginning of month                                       996,008,000
(b)  Total pool collections                                                   760,545,000
(c)  Total new invoices sold to Trust                                         748,385,000
(d)  Dilutions                                                                  9,665,000
(e)  Charged-Off Receivables                                                      965,000
(f)  Reassigned Receivables                                                             0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]                   973,218,000
(h)  Miscellaneous Payments                                                             0

                      CSXT TRADE RECEIVABLES MASTER TRUST
                      Monthly Distribution Date Statement
                                 Series 1998-1


Due Period:  June 2001

V.  Receivables Performance
---------------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                                       106.69%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                            32.8
(c)  Delinquency Data
          0 - 30 Days from Invoice                                            786,341,000
          31 - 60 Days from Invoice                                            77,034,000
          61 - 90 Days from Invoice                                            31,080,000
          91 - 120 Days from Invoice                                           13,782,000
          121 - 150 Days from Invoice                                          12,354,000
          151 - 180 Days from Invoice                                           3,575,000
          181 - 210 Days from Invoice                                           9,080,000
          211 - 240 Days from Invoice                                           5,290,000
          241 + Days from Invoice                                              34,682,000
                                                                              -----------
          TOTAL                                                               973,218,000

VI.  Reserves
-------------
(a)  Subordination Percentage [IX.(k) below]                                        14.02%
(b)  Invested Amount                                                          300,000,000
(c)  Available Subordinated Amount
     [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]                           49,693,342
(d)  Yield Reserve                                                              4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                                184,057
(f)  Required Net Series Pool Balance                                         354,377,399

VII.  Collections
-----------------
(a)  Total Pool Collections [IV.(b) above]                                    760,545,000
(b)  Miscellaneous Payments [IV.(h) above]                                              0
(c)  Series Excess Collections                                                          0
(d)  Series Allocable Collections [(a) * II.(a)]                              456,327,304
(e)  Investor Collections [(d) * II.(b)]                                      378,083,656
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                            0
(g)  Available Investor Collections [(c) + (e) + (f)]                         378,083,656
(h)  Monthly Interest                                                           1,500,000
(i)  Interest Shortfall                                                                 0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) / III.(f)]                85,327
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]                0

VIII.  Monthly Investor Principal
---------------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]                376,498,329
(b)  Available Principal Collections (a)                                      376,498,329
(c)  Controlled Deposit Amount                                                          0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                                 0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]                    0

                      CSXT TRADE RECEIVABLES MASTER TRUST
                      Monthly Distribution Date Statement
                                 Series 1998-1


Due Period:  June 2001

IX.  Subordination Percentage
-----------------------------
(a)  Subordination Percentage Floor                                                 13.00%
(b)  Average Dilution Ratio (last 12 months)                                         1.81%
(c)  Highest Dilution Ratio (last 12 months)                                         2.21%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                              84.14%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]             4.22%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)                      0.88%
(g)  Default Horizon Ratio                                                         362.66%
(h)  Loss Percentage [2.5 * (f) * (g)]                                               8.00%
(i)  Dilution Percentage + Loss Percentage                                          12.23%
(j)  12.5% + (b) * (d)                                                              14.02%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]                        14.02%

X.  Investor Charge-Offs
------------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]                      297,467
(b)  Investor Recoveries                                                                0
(c)  Loss Reserve                                                              49,693,342
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                                 0
(e)  Cumulative Investor Charge-offs [including (d) above]                              0

XI.  Invested Amount
--------------------
(a)  Beginning Invested Amount                                                300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                                      0
(c)  Amount on deposit in Principal Funding Account                                     0
(d)  Distributions of Principal                                                         0
(e)  Ending Invested Amount                                                   300,000,000

XII.  Amortization Events
-------------------------
(a)  Breach of material covenant or agreement uncured for 30 days                      No
(b)  Breach of Representation or Warranty not corrected for 30 days                    No
(c)  Bankruptcy, insolvency or receivership of Seller or CSXT                          No
(d)  Trust is deemed an "Investment Company"                                           No
(e)  CSXT fails to convey Receivables to Seller, Servicer
     fails to make deposit to Retained Collection Account                              No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance                  No
(g)  Any Series 1998-1 Servicer Default                                                No
(h)  Termination Notice delivered to Servicer                                          No
(i)  Invested Amount not paid in full on Expected Final Payment Date                   No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%                   No

                      CSXT TRADE RECEIVABLES MASTER TRUST
                      -----------------------------------

                Certificateholders' Distribution Date Statement
                                Series  1998-1
                     CSX Transportation, Inc.  (Servicer)

     Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  July 25, 2001

Collection Period:  June 2001

POOL COLLECTIONS
----------------
Total Pool Collections                                                     760,545,000.00

Total Collections Available                                                760,545,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                                 60.00%

Investor Ownership Percentage                                                       30.83%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                               1,500,000.00

Total amount distributed allocable to Interest                                       5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                                   0.00

Total amount distributed allocable to Principal                                      0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------
Unallocated Collections                                                              0.00

Amounts on deposit in the Principal Funding                                          0.00

Ending Invested Amounts                                                    300,000,000.00


INVESTOR INTEREST SHORTFALL AMOUNT
----------------------------------

Total Investor Deficiency Amount                                                     0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                                       0.00
Beginning Investor Charge-Offs per $1,000                                            0.00

Additional Investor Charge-Offs                                                      0.00
Additional Investor Charge-Offs per $1,000                                           0.00

Reimbursements:
Reinstatement of Investor Certificates                                               0.00
Reinstatement of Investor Certificates per $1,000                                    0.00

Ending Investor Charge-Offs                                                          0.00
Ending Investor Charge-Offs per $1,000                                               0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                            973,218,000.00

Ending Net Receivables Pool Balance                                        712,858,000.00

Ending Net Series Pool Balance                                             427,715,085.14